WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE>              5
                       1,000

Period type                  6 mos
Fiscal year end              Dec 31, 1998
Period start                 Jan 1, 1998
Period end                   June 30, 1998
Cash                         25,474
Securities                   1,191
Receivables                  76,342
Allowances                   (2,325)
Inventory                    7,128
Current assets               121,359
PP&E                         91,253
Depreciation                 (47,210)
Total assets                 251,145
Current liabilities          76,041
Bonds                        0
Preferred mandatory          0
Preferred                    0
Common                       617
Other SE                     101,158
Total Liability and Equity   251,145
Sales                        215,969
Total Revenue                215,969
CGS                          154,222
Total costs                  154,222
Other expenses               48,069
Loss provision               0
Interest expense             (2,134)
Income pre tax               13,578
Income tax                   5,825
Income continuing            7,753
Discontinued                 0
Extraordinary                0
Changes                      0
Net income                   7,753
EPS basic                   .74
EPS diluted                 .71